________________________________________________________________________________________________________

Exhibit 10.17

[English Translated Version]

Agreement on Tsingda Learning Center

Service Center

Details of cooperation

Clause 1.

If Party A after his launch of products under this Agreement has intention to choose Party B as his marketing promotion partner, another written agreement shall be made by and between both the Parties.

Period of Cooperation and Region of Franchise

Clause 2.

                               (referred to hereinafter as Party B), as the service center chosen by Party A shall have the qualification and capacity to promote Tsingda Learning Center. Both Parties shall cooperate for a period of twelve (12) months which begins at                          the date of                    and ends by the date of                     . Party B shall have franchise over the region of                    , wherein he is responsible for marketing of Tsingda Learning Center as the exclusive service center authorized by Party A.

Rights and Obligations of Party A

Clause 3.

Party A shall have the right to restructure his product portfolio at any time according to his understanding of market situations.

Clause 4.

Party A shall be responsible for developing the general market development plan of product under this Agreement, and may assist Party B in market exploration in the local region of Party B.

Clause 5.

Party A may disclose to Party B the information about clients and channels hereunder which is in the possession of Party A; and market promotion achieved by Party B on basis of the aforesaid information shall be deemed as sales performance of Party B.

Rights and Obligations of Party B

Clause 6.

Party B shall, in accordance with the requirements given by Party A, register a company with corporate capacity which is operated in strict compliance with provisions hereof, and the same Party shall not render service of internet bar service in case of absence of an internet bar operation license. Party B shall, within two (2) mothers after the conclusion of this Agreement, go through the formalities of operation at the Administration for Industry and Commerce in his locality and open on his own expenses a concrete shop of Tsingda Learning Center as required by Party A which is of uniformed storefront and decoration as proposed by Party A.

Clause 7.

Party B shall take active measures for operations in authorized region in accordance with this Agreement and open within one year concrete Tsingda Learning Center shops in number which is

•

Three (3) minimally for an agent at county level;

•

Six (6) minimally for an agent at prefectural city level;

•

Eight (8) minimally for an agent in a provincial capital city; or

•

Fifty (50) minimally for an agent at province level;

Clause 8.

Party B shall have the right to formulate his marketing promotion policies on conditions of his strict compliance with this Agreement and his execution of the said policies shall be based upon Party A’s notification in written form of and confirmation of the same.

Clause 9.

Party B shall be fully responsible for the marketing in his franchise region and may be assisted by Party A in terms of marketing plan.

Clause 10.

Party B shall observe and maintain the pricing system made by Party A and make no alternation to the same without consent of Party A. In case of Party B’s any breach of this clause, Party A shall have the right to terminate his cooperation with Party B and cancel the right of use endowed in Tsingda Learning Center product(s) which Party B has purchased from Party A, and reserve the right to claim for all liabilities incurred therefrom.

Clause 11.

Party B may conduct marketing activities provided that none of the said activities is violation to the pricing system of Party A.

Clause 12.

Party B shall have the right to render the class schedules wanting rearrangements. as proposal for amendment to Party A

Clause 13.

Party B shall not conduct any marketing or sales of Tsingda Learning Center products other than in the franchise region as agreed herein. In case of any breach of the aforesaid, Party A shall have the right to terminate his cooperation with Party B and cancel the right of use endowed in Tsingda Learning Center product(s) which Party B has purchased from Party A, and Party B shall bear liabilities resulted therefrom.

Clause 14.

Party B shall be prohibited from imitation of Tsingda Learning Center products. In case of any aforesaid imitation found, Party B shall pay Party A RMB one hundred thousand (RMB100,000) as penalty, in addition to administrative and criminal responsibilities attributable to his part.

Clause 15.

Party B shall have the right to establish sales channel(s) in his franchise region and to conclude with sellers Agreement on Triad Sales Cooperation as prescribed by Party A, which shall be effective only upon approval and stamps by Party A. In case of Party B’s any breach of the aforesaid, Party A shall have the right to terminate his cooperation with Party B and cancel the right of use endowed in Tsingda Learning Center product(s) which Party B has purchased from Party A, and reserve the right to claim for all liabilities incurred therefrom.

Clause 16.

Party B as service center in region of                        shall pay Party A trade payables, including costs for cooperation, for purchase of cards and for products, which totals RMB                                   , of which costs for purchase of the cards equals RMB                             and costs for purchase of cards and products equals                                .

Clause 17.

Party A shall be responsible for delivery to Party B all products under this Agreement which amount RMB                par value. In case of Party B’s second or later purchase, the costs for purchase and delivery shall be based on the product discount rate as prescribed by Party A. Should Party B demand products in kind, the purchase shall be made on basis of the discount rate and the label price as prescribed by Party A.

Clause 18.

In case of second or later purchase by Party B, Party A shall refund to Party B for every card five percent (5%) of the cost price as advertising fee. The initial card delivery shall not be covered in the said advertising refund program.

Clause 19.

Party B as an administrator of the service centers in Party A system shall open aforesaid service centers on basis of Tsingda Learning Center main page which provide products and services as rendered by the Center. Party B shall bear any financial or legal responsibility caused by any of his organization or provision of product(s) or service(s) other than the aforesaid. In case of financial loss(es) incurred to Party B due to Force Majeure, the same party shall bear the said.

Clause 20.

Party B shall have in his franchise region functions of operation management, brand management, marketing management, service outsourcing and financial management. In case of any sub-agent or any Tsingda Learning Center in the franchise region of Party B, Party A shall be responsible for delivery of products, and the agent fee for the said sub-agent or Tsingda Learning Center shall be distributed at a rate that sixty percent (60%) goes to party A and forty percent (40%) goes to Party B; In case of any sub-agent or Tsingda Learning Center developed by Party B in his franchise region, a record shall be submitted to Party A within five (5) days after conclusion of the Agreement on the development, Party A shall be responsible for delivery of products, and the agent fee for the said sub-agent or Tsingda Learning Center shall be distributed at a rate that sixty percent (60%) goes to party B and forty percent (40%) goes to Party A; In the event of preferential policy or the like in the process of developing sub-agent or Tsingda Learning Center, the distribution of agent fee and delivery of products shall be calculated at the same rate on basis of payments actually made.

Effect and Termination of Agreement

Clause 21.

This Agreement shall be terminated in the event of

1.

Party B’s failure to pay all trade payables within period as agreed;

2.

Party B’s failure to submit within period as prescribed herein the record of his development of sub-agent or Tsingda Learning Center (as per Clause 30).

3.

Expiration of this Agreement;

4.

Consensus reached by both Parties on termination of this Agreement; or

5.

Material breach of this Agreement by one of the Parties hereto which leads to impossibility of continued performance or no necessity of performance hereof, in case of which the observant Party shall have the right to unilaterally terminate this Agreement at his discretion.

Miscellaneous:

Clause 22.

This Agreement shall become effective on additional condition that Party B makes payments as indicated herein (as per Clause 26) within period as agreed; in any case to the contrary this Agreement shall be null and void automatically.

Clause 23.

This Agreement is in two counterpart copies, for Party A and Party B respectively, each of which shall be deemed equally authentic.

Clause 24.

Matters not mentioned herein shall be settled though further negotiation(s).

Clause 25.

On conditions that Party B has proper observation of this Agreement and has opened concrete Tsingda Learning Center shops in number as prescribed herein (as per Clause 17) and that the same Party concludes Agreement on Cooperation with Party A in a month prior to expiration of this Agreement, Party B shall be franchised as service center for the next year and Party A shall only charge ten percents (10%) of the payables which is for resource management costs.